UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): September 9, 2015

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

On September 9, 2015, InspireMD, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved an amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 4,700,000 shares of common stock, to a total of 9,700,000 shares of common stock (the “Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Plan Amendment, subject to stockholder approval of the Plan Amendment at the Annual Meeting.

Election of Class 1 Directors

As previously reported in the Company’s definitive proxy statement dated July 29, 2015 (the “2015 Proxy”), the term of the Company’s Class 1 directors, Alan Milinazzo, Sol J. Barer, Ph.D. and Paul Stuka, was scheduled to expire at the Annual Meeting, and the Board nominated each of Mr. Milinazzo, Dr. Barer and Mr. Stuka for reelection at the Annual Meeting as Class 1 directors.

At the Annual Meeting, Mr. Milinazzo, Dr. Barer and Mr. Stuka were each elected as a Class 1 member of the Board to serve for a term expiring at the Company’s 2018 annual meeting of stockholders.

For more information about the matters above, see the Company’s 2015 Proxy, the relevant portions of which are incorporated herein by reference. The description of the Plan above and such portions of the 2015 Proxy are qualified in their entirety by reference to the full text of the First Amendment to the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following five proposals were submitted to the Company’s stockholders:

(1)	Election of three Class 1 directors to serve on the Board for a term of three years or until their successors are elected and qualified, for which the following were nominees: Alan Milinazzo, Sol J. Barer, Ph.D. and Paul Stuka.

(2)	The Plan Amendment.

(3)	Authorization of the Board to amend the Amended and Restated Certificate of Incorporation of the Company to (i) effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten and (ii) reduce the number of authorized shares of the Company’s common stock from 125,000,000 to 50,000,000.

(4)	An advisory vote on executive compensation as disclosed in the 2015 Proxy.

(5)	Ratification of the appointment of Kesselman & Kesselman, Certified Public

Accountants, as our independent registered public accounting firm for the year ending December 31, 2015.

For more information about the foregoing proposals, see the Company’s 2015 Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Election of three Class 1 directors to serve on the Board for a term of three years or until their successors are elected and qualified:

Director	For	Withheld	Broker Non-Votes
Alan Milinazzo	16,960,265	435,935	37,443,315
Sol J. Barer, Ph.D.	16,251,338	1,144,862	37,443,315
Paul Stuka	16,770,689	625,511	37,443,315

(2)	The Plan Amendment:

For	Against	Abstain	Broker Non-Votes
13,629,752	3,552,189	214,259	37,443,315

(3)	Authorization of the Board to amend the Amended and Restated Certificate of Incorporation of the Company to (i) effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten and (ii) reduce the number of authorized shares of the Company’s common stock from 125,000,000 to 50,000,000:

For	Against	Abstain	Broker Non-Votes
48,036,337	6,797,405	5,773	0

(4)	An advisory vote on executive compensation as disclosed in the 2015 Proxy:

For	Against	Abstain	Broker Non-Votes
14,060,905	2,661,035	674,260	37,443,315

(5)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
53,399,382	1,360,829	79,304	0

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 7.01	Regulation FD Disclosure.

The Company intends, from time to time, to present and/or distribute to the investment community and utilize at various industry and other conferences a slide presentation, which is attached hereto as Exhibit 99.1. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 8.01	Other Events.

On September 9, 2015, the Company issued a press release announcing that the United States Patent & Trademark Office has allowed claims for the Company’s United States Patent Application, published as US2014/0309725 and entitled “Optimized Drug Eluting Stent Assembly.” A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
10.1	First Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan
*99.1	Slide Presentation of InpsireMD, Inc. dated September 2015.
99.2	Press release dated September 9, 2015.

*This exhibit is furnished pursuant to Item 2.02 or Item 7.01, as applicable, and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: September 9, 2015	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer